UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2026 (May 12, 2026)
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Allogene Therapeutics, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38693	82-3562771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
210 East Grand Avenue, South San Francisco, California 94080
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 457-2700
(Former name or former address, if changed since last report.)
________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALLO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement
On May 12, 2026, Allogene Therapeutics, Inc. (“Allogene”) entered into (i) a Termination Agreement (the “Termination Agreement”) with Overland Therapeutics (SH) Co. Ltd. and Overland Therapeutics Inc. (collectively, the “Overland Parties”) and (ii) a Second Amended and Restated Shareholders’ Agreement (the “Shareholders Agreement”) with Overland Therapeutics Inc. ("Overland") and HH BioPharma Holdings Ltd.
Pursuant to the Termination Agreement, the parties agreed to terminate that certain Exclusive License Agreement, dated December 14, 2020, as amended on May 24, 2024 (as amended, the “License Agreement”), effective as of the date of the Termination Agreement. The License Agreement granted the Overland Parties an exclusive license to develop, manufacture and commercialize certain allogeneic CAR T cell therapies directed at four targets, BCMA, CD70, FLT3 and DLL3 in greater China, Taiwan, South Korea and Singapore. Under the License Agreement, the Company received an upfront payment $40.0 million and non-cash consideration of $79.0 million in the form of shares of series seed preferred stock of Overland and was entitled to additional regulatory milestone payments of up to $40.0 million, if achieved, and a flat mid single-digit royalty on net sales in the licensed territory. The Termination Agreement provides that the License Agreement is terminated in its entirety, subject to certain customary survival provisions. The parties also provided mutual release of claims arising under the License Agreement through the effective date. No termination payments were made in connection with the Termination Agreement.
In connection with the foregoing, Allogene surrendered a portion of its equity interests in Overland for no consideration, and following such transaction, Allogene expects to hold approximately 3% of Overland’s outstanding equity on an as-converted and fully diluted basis. The Shareholders Agreement amends and restates the prior shareholders’ agreement and reflects a restructuring of Allogene’s equity ownership and governance rights with respect to Overland.

Item 1.02 Termination of a Material Definitive Agreement
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.02    Results of Operations and Financial Condition.
On May 13, 2026, Allogene Therapeutics, Inc. (the “Company”) provided a corporate update and announced its financial results for the quarter ended March 31, 2026 in the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.
The information in this Item 2.02, including the attached Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibit Number	Description
99.1	Press Release of the Company, dated May 13, 2026.
104	The cover page of this report has been formatted in Inline XBRL.

Allogene intends to file the Termination Agreement and the Second Amended and Restated Shareholders’ Agreement as exhibits to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOGENE THERAPEUTICS, INC.

By:	/s/ David Chang, M.D., Ph.D.
David Chang, M.D., Ph.D.
President, Chief Executive Officer
Dated: May 13, 2026